UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2017

KBS LEGACY PARTNERS APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54673	27-0668930
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant’s telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
Amended Aggregate Consideration for the Core-Portfolio Properties
On September 1, 2017, KBS Legacy Partners Apartment REIT, Inc. (the “Company”), through certain indirect wholly owned subsidiaries, entered into agreements for purchase and sale effective as of September 5, 2017, with RREF III-P Elite Venture, LLC (the “Purchaser” and such agreements, the “Core-Portfolio Sale Agreements”), to sell four of the Company’s real estate properties (together, the “Core-Portfolio Properties,” and the sale of such properties, the “Core-Portfolio Sale”) for aggregate consideration of $218.9 million. As a result of certain items noted by the Purchaser during the due diligence period stipulated by the Core-Portfolio Sale Agreements, on December 19, 2017, the Company and the Purchaser agreed to a minor reduction in the aggregate consideration for the Core-Portfolio Properties of $1.4 million, to $217.5 million.
ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On December 19, 2017, the Company held its annual meeting of stockholders (the “Annual Meeting”) at the offices of KBS, 800 Newport Center Drive, First Floor, Suite 140 Conference Center, Newport Beach, California 92660. At the Annual Meeting, the Company’s stockholders voted in person or by proxy on:
(1)A plan of complete liquidation and dissolution of the Company, including the Core-Portfolio Sale (the “Plan of Liquidation”). The Core-Portfolio Properties are: (i) Legacy at Valley Ranch, located in Irving, Texas, (ii) The Residence at Waterstone, located in Pikesville, Maryland, (iii), Crystal Park at Waterford, located in Frederick, Maryland, and (iv) Lofts at the Highlands, located St. Louis, Missouri. The proposal relating to the Plan of Liquidation is referred to herein as the “Plan of Liquidation Proposal.” The principal purpose of the Plan of Liquidation is to maximize stockholder value by selling the Company’s assets, paying its debts and distributing the net proceeds from liquidation to the Company’s stockholders.
(2)Three proposed amendments to the Company’s charter (together, the “Charter Amendment Proposals”) to:
(a)eliminate (i) conditions and limitations on the Company’s exculpation and indemnification of its present or former directors and KBS Capital Advisors LLC, the Company’s external advisor (the “Advisor”), and its affiliates and (ii) limitations on the Company’s ability to reimburse its present or former directors and the Advisor or its affiliates for reasonable legal expenses and other costs, each of which had previously been required by state securities administrators in connection with the Company’s public offerings or that related to such required provisions. Instead, the amendment provides that the Company shall exculpate and indemnify its present and former directors and officers to the maximum extent permitted by Maryland law and provides the Company the ability to exculpate and indemnify the Advisor and its affiliates pursuant to the terms of the advisory agreement between the Company and the Advisor (the “Indemnification Proposal”),
(b)eliminate the charter requirement to distribute a specific report with audited financial statements, related-party and other information to stockholders each year, that had previously been required by state securities administrators in connection with the Company’s public offerings or that related to such required provisions (the “Reporting Proposal”). Although the charter would no longer require the Company to provide audited financial statements to its stockholders, any decision by the Company to cease providing audited financial statements to its stockholders would require that the Securities and Exchange Commission (the “SEC”) grant the Company relief from certain reporting requirements under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and
(c)eliminate the current charter limit on “total operating expenses” (as defined in the charter) to amounts that do not exceed the greater of 2% of the Company’s “average invested assets” (as defined in the charter) or 25% of the Company’s net income (as defined in the charter) for the four consecutive fiscal quarters then ended unless the Company’s conflicts committee has made a finding that, based on unusual and non-recurring factors that it deems sufficient, a higher level of expenses is justified (the “Operating Expenses Proposal”). This charter limit had previously been required by state securities administrators in connection with Company’s public offerings;
(3)The election of the following individuals to the board of directors: W. Dean Henry, Peter M. Bren, Gary T. Kachadurian, Michael L. Meyer and Ronald E. Zuzack;
(4)The ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2017; and
(5)A proposal that would permit the Company (a) to proceed with the voting on and approval of only the proposals that have received sufficient votes to be approved at the Annual Meeting, and (b) subsequently, to adjourn the Annual Meeting, to solicit additional proxies to vote in favor of any proposal that had not received sufficient votes to be approved at the Annual Meeting, if necessary (the “Adjournment Proposal”).

For a detailed description of each of the proposals submitted for stockholder vote at the Annual Meeting, including a summary of the Plan of Liquidation Proposal and the revisions that each of the Charter Amendment Proposals would make to the Company’s previous charter, see the Company’s Definitive Proxy Statement, filed with the SEC on September 22, 2017 (the “Proxy Statement”).
The Plan of Liquidation Proposal was approved. The number of votes cast for and votes cast against, and the number of abstentions and broker non-votes with respect to, the Plan of Liquidation Proposal were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Plan of Liquidation Proposal	13,271,443	341,742	412,198	3,393,969
All of the Charter Amendment Proposals were approved. The amendments to the Company’s charter were filed in Maryland and became effective on December 21, 2017. The number of votes cast for and votes cast against, and the number of abstentions and broker non-votes with respect to, the three Charter Amendment Proposals were as follows:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Indemnification Proposal	10,856,724	2,089,654	1,079,005	3,393,969
Reporting Proposal	11,279,165	1,730,529	1,015,689	3,393,969
Operating Expenses Proposal	10,908,815	2,107,124	1,009,444	3,393,969
All of the director nominees were elected. The number of votes cast for and votes withheld from each of the director nominees and the number of broker non-votes were as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
W. Dean Henry	13,363,772	661,611	3,393,969
Peter M. Bren	13,362,157	663,226	3,393,969
Gary T. Kachadurian	13,347,873	677,510	3,393,969
Michael L. Meyer	13,355,076	670,307	3,393,969
Ronald E. Zuzack	13,358,866	666,517	3,393,969
The appointment of E&Y was ratified. The number of votes cast for and votes cast against, and the number of abstentions with respect to, the ratification of the appointment of E&Y as the Company’s independent registered public accounting firm for the year ending December 31, 2017 were as follows:

	Votes For	Votes Against	Abstentions
Ratification of E&Y Appointment	16,867,595	136,456	415,301
The Adjournment Proposal was approved. The number of votes cast for and votes cast against, and the number of abstentions with respect to, the Adjournment Proposal were as follows:

	Votes For	Votes Against	Abstentions
Adjournment Proposal	16,349,091	551,249	519,012
ITEM 8.01 OTHER EVENTS
Disposition of Poplar Creek
On February 9, 2012, the Company, through an indirect wholly owned subsidiary, purchased a 196-unit apartment complex (“Poplar Creek”) on approximately 12.8 acres of land located in the northwest Chicago suburb of Schaumburg, Illinois.
On December 20, 2017, the Company completed the sale of Poplar Creek to an unaffiliated buyer for $30.5 million, net of closing costs and fees. In connection with the disposition of Poplar Creek, the Company, through an indirect wholly owned subsidiary, entered into a defeasance with the lender under the mortgage loan secured by Poplar Creek (the “Poplar Creek Mortgage Loan”) to defease the entire outstanding principal balance of $19.0 million and release Poplar Creek as security for the Poplar Creek Mortgage Loan.

Termination of Share Redemption Program
On December 19, 2017, in connection with the implementation of the Plan of Liquidation, the Company’s board of directors approved the termination of the Company’s share redemption program effective as of January 21, 2018. Thus, the last redemption date under the share redemption program would have been December 29, 2017. However, because of certain limitations on the dollar value of shares that may be redeemed under the Company’s share redemption program, the Company exhausted funds available for all redemptions for the remainder of 2017 in January 2017 and funds available for redemptions in connection with a stockholder’s death, “qualifying disability,” or “determination of incompetence” for the remainder of 2017 in August 2017. As such, the Company will be unable to redeem any shares on December 29, 2017.
Initial Liquidating Distribution Authorized
Pursuant to the Plan of Liquidation, on December 20, 2017, the Company’s board of directors authorized an initial liquidating distribution in the amount of $4.05 per share of common stock to the Company’s stockholders of record as of the close of business on December 21, 2017 (the “Initial Liquidating Distribution”). The Initial Liquidating Distribution will be funded from the Company’s net proceeds from the sale of real estate properties. The Company expects to pay the Initial Liquidating Distribution on or about December 27, 2017.
Since the Initial Liquidating Distribution is a liquidating distribution pursuant to the Plan of Liquidation, it reduced the Company’s stockholders’ remaining investment in the Company and reduced the estimated future liquidating distributions per share to be received by the Company’s stockholders by $4.05 per share.
The Initial Liquidating Distribution will generally be characterized as a return of capital and will be included in each stockholder’s Form 1099 for the year ending December 31, 2017. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Initial Liquidating Distribution in light of his or her particular investment or tax circumstances.
Estimated Value Per Share
As disclosed in the Proxy Statement and as of September 22, 2017, the date the Company filed the Proxy Statement with the SEC, the Company estimated that, if the Company is able to successfully implement the Plan of Liquidation, the amount of cash that its stockholders would receive for each share of the Company’s common stock that they then hold could range between approximately $8.27 and $8.70 per share. The Company is in the process of completing the liquidation of its remaining assets, as the Core-Portfolio Properties, its four remaining real estate properties, are subject to the Core-Portfolio Sale Agreements. The Company expects to make one or more additional liquidating distributions pursuant to the Plan of Liquidation. There can be no assurances as to the timing or amount of any additional liquidating distributions.
On December 20, 2017, the Company’s board of directors approved an estimated value per share of the Company’s common stock of $4.40, effective as of December 21, 2017 (the “EVPS”). The Company is providing the EVPS to assist broker-dealers that participated in the Company’s public offerings in meeting their customer account statement reporting obligations under National Association of Securities Dealers Conduct Rule 2340 as required by the Financial Industry Regulatory Authority (“FINRA”). The Company believes this valuation is consistent with Practice Guideline 2013-01, Valuations of Publicly Registered, Non-Listed REITs, issued by the Investment Program Association (“IPA”) in April 2013 (the “IPA Valuation Guidelines”).
Determination of the EVPS
As described above, the Company’s stockholders approved the Plan of Liquidation on December 19, 2017 and the Company is implementing the Plan of Liquidation, as the Core-Portfolio Properties are subject to the Core-Portfolio Sale Agreements.
Based upon (i) the aggregate of the following amounts (a) the net proceeds the Company has received from the sale of real estate properties through December 20, 2017, (b) the contract aggregate consideration to be received by the Company from the Core-Portfolio Sale, less applicable closing credits and (c) the Company’s estimate of cash flows from operations it will receive through the projected sale date of the Core-Portfolio Properties, reduced by (ii) the aggregate of the following amounts (a) the Company’s remaining estimated indebtedness, including pre-payment penalties, (b) the estimated disposition costs and fees relating to the the Core-Portfolio Sale, and (c) the estimated corporate and other liquidation and dissolution costs through the completion of the Company’s liquidation and dissolution, the Company estimates that its net proceeds from liquidation and, therefore, the amount of cash that its stockholders would receive for each share of the Company’s common stock that they then hold is $8.45 per share. This amount would be in addition to the previous $1.00 per share special distribution the Company paid to its stockholders on May 1, 2017 in connection with the disposition of Wesley Village.

There are many factors that may affect the ultimate amount of liquidating distributions received by the Company’s stockholders, including, among other factors: (i) the actual dates of the closings of, and the ultimate amount of aggregate consideration received from, the Core-Portfolio Sale; (ii) the amount of taxes, transaction fees and expenses relating to the Plan of Liquidation; and (iii) amounts needed to pay or provide for the Company’s liabilities and expenses, including unanticipated or contingent liabilities that could arise.
The Company’s board of directors determined the EVPS by subtracting the Initial Liquidating Distribution of $4.05 per share from the Company’s estimated net proceeds from liquidation of $8.45 per share, resulting in an EVPS of $4.40. Thus, the EVPS reflects the resulting reduction of the stockholders’ remaining investment in the Company.
Limitations of the EVPS
As mentioned above, the Company is providing the EVPS to assist broker-dealers that participated in the Company’s public offerings in meeting their customer account statement reporting obligations. The EVPS will first appear on the December 2017 month-end customer account statements that will be mailed in January 2018. As with any valuation methodology, the methodologies used are based upon a number of estimates and assumptions that may not be accurate or complete. Different parties with different assumptions and estimates could derive a different estimated value per share, and this difference could be significant. The EVPS is not audited and does not represent the fair value of the Company’s assets less the fair value of the Company’s liabilities according to GAAP.
Accordingly, with respect to the EVPS, the Company can give no assurance:

•	of the amount or timing of liquidating distributions the Company will ultimately be able to pay its stockholders;

•	that a stockholder would be able to resell his or her shares at the EVPS;

•	that an independent third-party appraiser or third-party valuation firm would agree with the EVPS; or

•	that the methodology used to determine the EVPS would be acceptable to FINRA or for compliance with ERISA reporting requirements.
The EVPS is based on the estimated liquidating distributions per share to be received by the Company’s stockholders pursuant to the Plan of Liquidation, reduced by the amount of the Initial Liquidating Distribution, as described above. The value of the Company’s shares will fluctuate over time in response to developments related to the Core-Portfolio Properties and the management of those properties, in response to the real estate and finance markets, based on the amount of aggregate consideration the Company receives from the Core-Portfolio Sale and due to other factors. Because of, among other factors, the Company’s small remaining asset base, the high concentration of the Company’s total assets in real estate, and the number of shares of the Company’s common stock outstanding, any change in the aggregate consideration the Company receives from the Core-Portfolio Sale could have a significant impact on the value of the Company’s shares. The EVPS does not reflect a discount for the fact that the Company is externally managed, nor does it reflect a real estate portfolio premium/discount versus the sum of the individual property values.
Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Exchange Act. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management.
There are many factors that may affect the amount of liquidating distributions the Company will ultimately pay to stockholders and therefore, the EVPS, including, among other factors: (i) the actual dates of the closings of, and the ultimate amount of aggregate consideration received from, the Core-Portfolio Sale; (ii) the amount of taxes, transaction fees and expenses relating to the Plan of Liquidation; and (iii) amounts needed to pay or provide for the Company’s liabilities and expenses, including unanticipated or contingent liabilities that could arise. No assurance can be given as to the amount of liquidating distributions the Company will ultimately pay to its stockholders. Any changes in market, economic, financial and other circumstances and conditions existing as of the date of this filing, or any unanticipated or contingent liabilities that arise during the liquidation process, could have a material effect on the amount of liquidating distributions the Company will ultimately pay to its stockholders.

The forward-looking statements also depend on factors such as certain of the other risks identified in the Proxy Statement and in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, both as filed with the SEC. Actual events may cause the value and returns on the Company’s investments to be less than that used for purposes of determining the Company’s estimated range of liquidating distributions, which would reduce the value of the Company’s shares of common stock.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d)    Exhibits

Ex.	Description
99.1	Articles of Amendment

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KBS LEGACY PARTNERS APARTMENT REIT, INC.

Date:	December 22, 2017	By:	/s/ JEFFREY K. WALDVOGEL
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary
(principal financial officer)